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                                                                    EXHIBIT 3.26

                                                               Adopted: 10-11-84

                                    BYLAWS OF

                              CALIFORNIA COOPERAGE
                            A California Corporation

                                    ARTICLE 1

                                  OFFICES, SEAL

      SECTION 1. PRINCIPAL OFFICE. The principal place of business of the Company shall be 250 North St. Francis, Wichita, Kansas. The principal business office in the State of California shall be 880 Industrial Way, San Luis Obispo, California. The Company may have such other offices within or without the State of California or within or without the United States of America as the Board of Directors may designate or as the business of the Company may require from time to time.

      SECTION 2. REGISTERED OFFICE. The Corporation, by resolution of its Board of Directors, may change the location of its registered office as designated in the Articles of Incorporation to any other place in California. By like resolution the resident agent at such registered office may be changed to any other person or corporation, including itself.

      SECTION 3. SEAL. The Company shall not be required to have a corporate seal nor shall the validity of any of the Company's Acts or its executions be affected by the absence of a corporate seal. Any seal that is utilized shall include the full corporate name of the Company and the State of its incorporation.

                                    ARTICLE 2

                                  SHAREHOLDERS

      SECTION 1. PLACE OF MEETINGS. All meetings of shareholders shall be held at the principal place of business of the Corporation unless another place within or without the State of Kansas or the United States is designated either by the Board of Directors pursuant to authority hereinafter granted to said Board, or by the written consent of all shareholders entitled to vote thereat, given either before or after the meeting and filed with the Secretary of the Company.

      SECTION 2. ANNUAL SHAREHOLDERS MEETINGS. The annual meeting of shareholders shall be held on the first Wednesday in October of each year, at 10:00 a.m., or, if that day is a legal holiday, on the next succeeding day which is not a legal holiday. At such meeting, directors

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shall be elected, reports of the affairs of the Corporation shall be considered, and any other business may be transacted which is within the powers of the shareholders.

      Written notice of each annual meeting shall be given to each shareholder entitled to vote, either personally or by first class mail or other equally or more prompt means of written communication, charges prepaid, addressed to such shareholder at his address appearing on the books of the Company or given by him to the Company for the purpose of notice. If a shareholder gives no address, notice shall be deemed to have been given if sent by mail or other means of written communication addressed to the place where the principal office of the Company is situated, or if published at least once in some newspaper of general circulation in the county in which said office is located. All such notices shall be sent to each shareholder entitled thereto not less than ten (10) days nor more than fifty nine (59) days before each annual meeting and shall specify the place, the date and the hour of such meeting, and shall state such other matters, if any, as may be expressly required by statute.

      SECTION 3. SPECIAL MEETINGS. Special meetings of the shareholders, for any purpose or purposes whatsoever, may be called at any time by the Board, the Chairman of the Board, the President, the Secretary, or the holders of shares entitled to cast not less than 10 per cent of the votes at the meeting. Except where other express provision is made by statute, notice of such special meetings shall be given in the same manner as for annual meetings of shareholders.

      SECTION 4. ADJOURNED MEETINGS AND NOTICE THEREOF. Any shareholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but in the absence of a quorum, no other business may be transacted at such meeting.

      When any shareholders' meeting, either annual or special, is adjourned for forty five (45) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Except as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting, if the time and place thereof are announced at the meeting at which such adjournment is taken.

      SECTION 5. VOTING. Unless the Board of Directors has fixed in advance a record date for purposes of determining entitlement to vote at the meeting, the record date shall be as of the close of business on the day next preceding the date on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting shall be held. Such vote may be by voice or by ballot; provided, however, that all elections for directors must be by ballot upon demand made by a shareholder at any election and before the voting begins. Every shareholder entitled to vote at any election for directors shall have the right to cumulate his votes and give one candidate a number of votes to which his shares are entitled, or to distribute his votes on the same principle among as many candidates as he shall think fit. The candidates receiving the highest number of votes up to the number of directors to be elected shall be elected.

      SECTION 6. QUORUM. The presence in person or by proxy of persons entitled to vote a majority of the voting shares at any business meeting shall constitute a quorum for the

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transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

      SECTION 7. CONSENT OF ABSENTEES. The transactions of any meeting of shareholders, either annual or special, however called and noticed, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the shareholders entitled to vote, not present in person or by proxy, signs a written waiver of notice, or a consent to the holdings of such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

      SECTION 8. SHAREHOLDERS ACTION WITHOUT MEETING. Any action which under any provision of the California General Corporation Law may be taken at a meeting of the shareholders may be taken without a meeting if authorized by a writing signed by all of the persons who would be entitled to vote upon such action at a meeting, and filed with the Secretary of the Company, or such other procedure followed as may be prescribed by statute.

      SECTION 9. PROXIES. Every person entitled to vote or execute consents shall have the right to do so either in person or by one or more agents authorized by a written proxy executed by such person or his duly authorized agent and filed with the Secretary of the Company, provided that no such proxy shall be valid after the expiration of eleven (11) months from the date of its execution, unless the person executing it specified therein the length of time for which such proxy is to continue in force. Any such proxy is revocable as provided by statute.

      SECTION 10. INSPECTION OF BYLAWS. The Company shall keep in its principal office for the transaction of business the original or a copy of these bylaws as amended or otherwise altered to date, certified by the Secretary, which shall be open to inspection by the shareholders at all reasonable times during ordinary business hours.

                                    ARTICLE 3

                                    DIRECTORS

      SECTION 1. POWERS. Subject to limitations of the Articles of Incorporation, of the Bylaws, and of the California General Corporation Law as to action which shall be authorized or approved by the shareholders, and subject to the duties of directors as prescribed by the Bylaws; all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Company shall be controlled by, the Board of Directors. Each director shall perform the duties of a director including duties as a member of any committee of the Board in good faith in a manner the director believes is in the best interests of the corporation and with such care, including reasonable inquiry, as an ordinary prudent person in a like position would use under similar circumstances.

      SECTION 2. NUMBER OF DIRECTORS. The authorized number of directors of the Corporation shall be four (4) and may be increased or decreased at any time and from time to

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time by the Board of Directors without amendment to the Bylaws, but in no event shall the number of directors be reduced to less than three (3) nor increased to more than five (5).

      SECTION 3. ELECTION AND TERM OF OFFICE. The directors shall be elected at each annual meeting of shareholders, but if any such annual meeting is not held, or the directors are not elected thereat, the directors may be elected at a special meeting of shareholders held for that purpose as soon thereafter as conveniently may be. All directors shall hold office until the expiration of their term and their respective successors are elected and qualified. A director who has been declared of unsound mind by an order of court or convicted of a felony can be removed from office at any time, however, by a majority vote of the Board of Directors. A Director may also be removed without cause by a majority vote of the shareholders, unless he shall have sufficient shareholder support that by use of cumulative voting he would otherwise be able to maintain his position on the board in a regular election of Board members.

      SECTION 4. VACANCIES. All vacancies on the Board of Directors, including but not limited to vacancies with respect to newly created directorships resulting from an increase in the number of directors but, excluding vacancies created by the removal of a director, may be filled by the affirmative vote of a majority of the directors or, if the number of directors then in office is less than a quorum, by (1) unanimous written consent of the directors then in office or (2) the affirmative vote of a majority of the directors then in office at a meeting held pursuant to notice or waivers of notice, or (3) a sole remaining director, with each director so selected to fill a vacancy to serve until the next annual meeting of stockholders and until his successor is duly elected and qualified or until his earlier death, resignation, or removal.

      If a Director resigns with resignation to take effect at a future time, the Board shall have power to elect a successor to take office when the resignation is to become effective.

      No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office.

      SECTION 5. PLACE OF MEETING. Regular and special meetings of the Board of Directors shall be held at any place within or without the State of Kansas or the United States which has been designated in the notice of meeting, or if not stated in the notice or if there is no notice, designated from time to time by resolution of the Board or by written consent of all members of the Board. In the absence of such designation, all meetings shall be held at the principal office of the Company.

      SECTION 6. ANNUAL DIRECTORS MEETING. Immediately following each annual meeting of shareholders, the Board of Directors shall hold a regular meeting at the principal offices of the company at 11:00 a.m. for the purpose of organization, election of officers, and the transaction of other business. Notice of such meeting is hereby dispensed with.

      SECTION 7. OTHER REGULAR MEETINGS. Other regular meetings of the Board of Directors shall be held without call at such time as the Board of Directors may from time to time designate in advance of such meetings; provided, however, should said day fall upon a legal holiday, then said meeting shall be held at the same time on the next day thereafter ensuing which is not a

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legal holiday. Notice of all such regular meetings of the Board of Directors is hereby dispensed with.

      SECTION 8. SPECIAL MEETINGS. Special meetings of the Board of Directors for any purpose or purposes shall be called at any time by the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Secretary or any two directors. Notice of such special meetings, unless waived as provided hereinafter, shall be given by written notice mailed at least four
(4) days before the date of such meeting or be hand delivered or notified by telegram at least forty-eight (48) hours before the date such meeting is to be held. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon addressed to the director at his residence or usual place of business. If notice be given by telegraph, such notice shall be deemed to be delivered when the same is delivered to the telegraph company.

      SECTION 9. NOTICE OF ADJOURNMENT. Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place be fixed at the meeting adjourned and the meeting is adjourned for 24 hours or less. If a meeting is adjourned for more than 24 hours to another time and place, notice thereof shall be given to the directors who were not present at the time of adjournment.

      SECTION 10. WAIVER OF NOTICE. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present, and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, or a consent to holding such meeting, or an approval of the minutes thereof and if any director in attendance does not protest the failure to provide notice prior to or during the meeting. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

      SECTION 11. QUORUM. A majority of the authorized number of directors shall be necessary to constitute a quorum for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, unless a greater number be required by law or by the Articles of Incorporation. The directors present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum if any action taken is approved by at least a majority of the required quorum for such meeting.

      SECTION 12. MEETINGS BY TELEPHONE. Members of the Board of Directors of the Corporation, or of any committee designated by such board, may participate in a meeting of the Board of Directors, or of the committee, by means of conference telephone or similar communications equipment, so long as all persons participating in the meeting can hear one another. Such participation in a meeting shall constitute presence in person at the meeting.

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      SECTION 13. ADJOURNMENT. A majority of the directors present may adjourn any directors' meeting to meet again at a stated day and hour or until the time fixed for the next regular meeting of the Board.

      SECTION 14. DIRECTORS ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing. Such written consent or consents shall be filed with the minutes of proceedings of said Board and shall have the same force and effect as a unanimous vote of such directors.

      SECTION 15. BOARD COMMITTEES. The Board of Directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two or more directors to serve at the pleasure of the Board. Any such committee shall have the authority of the Board, to the extent provided in the resolution, except that it shall not have authority to: (1) fill vacancies on the Board or in any Board committee; (2) fix the compensation of any director for serving on the Board or on any Board committee; (3) change any bylaw; (4) declare a dividend or otherwise distribute assets of the corporation to shareholders; or, (5) establish other Board committees or appoint Board members to any Board committee.

                                    ARTICLE 4

                                    OFFICERS

      SECTION 1. OFFICERS. The officers of the Corporation shall be a Chairman of the Board, a President, a Secretary, and a Chief Financial Officer. The Corporation may also have at the discretion of the Board of Directors, a Chief Executive Officer, one or more Vice-Presidents, a Treasurer, one or more Assistant Secretaries and one or more Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article 4. Any number of offices may be held by the same person.

      SECTION 2. ELECTION. The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 4 of this Article 4 shall be chosen annually by the Board of Directors, and each shall hold his office until he shall resign or shall be removed or otherwise disqualified to serve, or his successor shall be elected and qualified.

      SECTION 3. SUBORDINATE OFFICERS, ETC. The Board of Directors or a duly authorized committee of the Board of Directors may appoint such other officers as the business of the Corporation may require, each of whom shall have authority and perform such duties as are provided in these Bylaws or as the Board of Directors may from time to time specify, and shall hold office until he shall resign or shall be removed or otherwise disqualified to serve.

      SECTION 4. VACANCIES. A vacancy in any office may be filled at any time in the manner prescribed in these Bylaws for regular appointments to such office.

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      SECTION 5. CHAIRMAN OF THE BOARD. The Chairman of the Board, shall, if present, preside at all meetings of the Board, cause minutes thereof to be taken, and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board or prescribed by the Bylaws. In the event the corporation shall not have an elected Chief Executive Officer or President, the Chairman of the Board shall also have the authority and perform the duties as provided for those offices in the following Section of this Article.

      SECTION 6. CHIEF EXECUTIVE OFFICER. Subject to such supervisory powers, if any, as may be given by the Board to the Chairman of the Board, if there be such an officer, the Chief Executive Officer, if there shall be such an officer, shall, subject to the control of the Board, have general supervision, direction and control of the business and officers of the corporation, including the President. He shall be ex officio a member of all standing committees, including the Executive Committee, if any, and shall have the general powers and duties of management usually vested in the office of the Chief Executive Officer of a corporation and shall have such powers and duties as may be prescribed by the Board or the Bylaws. In the absence of the Chairman of the Board, or if there is none, the Chief Executive Officer shall preside at all meetings of the Board.

      SECTION 7. PRESIDENT. Shall be the Chief Operating Officer of the corporation and is subject to the control of the Board and the Chief Executive Officer of the corporation and shall have general supervision, direction and control of the business and officers of the corporation. He shall be ex officio a member of all the standing committees, including the Executive Committee, if any, and shall have the general powers and duties of management usually vested in the office of President of a corporation, and shall have other powers and duties as may be prescribed by the Board or the Bylaws.

      SECTION 8. REMOVAL AND RESIGNATION. Any officer may be removed, either with or without cause, by a majority of the directors at the time in office, at any regular or special meeting of the Board, or, except in case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

      SECTION 9. POWERS AND DUTIES. Each officer of the Company shall have such powers and duties as normally pertain or are incident to his office except as such powers and duties may at any time and from time to time be enlarged or restricted by the Board of Directors, as well as all additional powers and duties at any time and from time to time conferred upon or required of him by the Board of Directors.

                                    ARTICLE 5

                                  MISCELLANEOUS

      SECTION 1. INDEMNIFICATION OF DIRECTORS AND OFFICERS AND OTHER AGENTS AND EMPLOYEES. The Board of Directors shall have the right to indemnify corporate officers, directors, employees, and agents to the maximum extent permitted by the California Business Corporation Act as now in effect and as hereafter amended. That right shall include the right to indemnify any person who is or was a party, or is threatened to be made a party, to any

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threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such person is or was a director, officer, employee, or agent of this Corporation, or is or was serving at the request of this Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, judgments, fines, and amounts paid in settlement actually incurred by such person in connection with such threatened, pending, or completed action, suit, or proceeding, to the maximum extent permitted by law. Such indemnification may be authorized only upon a determination that in the specific case indemnification is advisable and is permitted by law, which determination shall be made by the Board of Directors by majority vote of a quorum of the directors who are not and were not parties to such action, suit, or proceeding, for which purposes a majority of all directors who are not and were not parties to such action, suit, or proceeding shall constitute a quorum to vote upon and make or reject such determination, regardless of whether the meeting is also attended by one or more of the directors whose indemnification is being considered at the meeting. Without regard to whether a quorum of disinterested directors is obtainable, such determination may also be made by majority vote of a quorum of the Corporation's stockholders, or by the Board of Directors in accordance with a written opinion from legal counsel, other than one or more of the Corporations' own full-time corporate counsel, that such indemnification is permitted by law under the existing circumstances.

      SECTION 2. STOCK CERTIFICATES. Every holder of stock in the Company shall be entitled to have a certificate signed by or in the name of the Company by the Chairman of the Board of Directors, or by the Chief Executive Officer, or by the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or by the Secretary or an Assistant Secretary of the Company, certifying the number of shares owned of record by him.

      SECTION 3. REPRESENTATION OF SECURITIES OF OTHER CORPORATIONS OR ENTITIES. The Chairman of the Board, Chief Executive Officer, President or any Vice President, and the Secretary or Assistant Secretary of the Company are authorized to vote, represent and exercise on behalf of the Company all rights incident to any and all securities of any other corporation or entity standing in the name of the Company. The authority herein granted to said officers to vote or represent on behalf of the Company any and all securities held by the Company in any other corporation or entity may be exercised either by such officers in person or by any person authorized to do so by proxy or power of attorney duly executed by said officers.

                                    ARTICLE 6

                                   AMENDMENTS

      SECTION 1. POWER OF DIRECTORS. The power to amend, alter, or repeal these Bylaws and to adopt new Bylaws in lieu of those repealed is vested in the Board of Directors, subject to the rights of the Company's common stockholders pursuant to the California General Corporation Law.

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